EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935, 333-38616, 333-53180, 333-97599, 333-101440, and 333-100755 of Symmetricom, Inc. on Form S-8 of our report dated September 7, 2004 appearing in this annual report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2004.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

September 7, 2004